Exhibit 99.1

Independent Auditor’s Report

Board of Directors and Stockholders
Atlantic Systems Corporation
Arlington, Virginia

We have audited the accompanying consolidated balance sheets of Atlantic Systems Corporation as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Systems Corporation as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Ehrhardt Keefe Steiner & Hottman PC

April 23, 2007
Denver, Colorado

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ATLANTIC SYSTEMS CORPORATION

Consolidated Balance Sheets

Assets

	December 31,
	2006	2005
Current assets
Accounts receivable, net	$670,920	$591,970
Costs and estimated earnings in excess of billings on uncompleted contracts	-	233
Total current assets	670,920	592,203
Non-current assets
Other long-term assets	663	663
Total non-current assets	663	663
Total assets	$671,583	$592,866

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Checks written in excess of bank balance	$-	$32,816
Accounts payable	80,918	82,272
Accrued expenses	204,602	265,004
Billings in excess of costs and estimated earnings	472,099	415,691
Deferred rent	3,288	912
Total current liabilities	760,907	796,695
Stockholders' equity (deficit)
Common stock, 100,000 shares authorized; 44,444 and 40,000 shares issued and outstanding at December 31, 2006 and 2005, respectively	188,500	4,000
Stockholder note receivable	(184,500)	-
Stockholders' deficit	(93,324)	(207,829)
Total stockholders' equity (deficit)	(89,324)	(203,829)
Total liabilities and stockholders' equity (deficit)	$671,583	$592,866

See notes to consolidated financial statements.

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ATLANTIC SYSTEMS CORPORATION

Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2006	2005
Revenues	$5,326,173	$5,198,843
Cost of revenue	4,483,009	4,575,495
Gross profit	843,164	623,348
Selling, general and administrative expenses	698,799	741,438
Income (loss) from operations	144,365	(118,090)
Other income (expense)
Interest income	7,140	3,740
Interest expense	-	(5,537)
Total other income (expense)	7,140	(1,797)
Net income (loss)	$151,505	$(119,887)

See notes to consolidated financial statements.

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ATLANTIC SYSTEMS CORPORATION

Consolidated Statement of Changes in Stockholders' Equity (Deficit)
For the Years Ended December 31, 2006 and 2005

	Common Stock		Stockholders'	Stockholder	Stockholders'
	Shares	Amount	Equity (Deficit)	Note Receivable	Deficit
Balance - December 31, 2004	40,000	$4,000	$(15,937)	$-	$(11,937)
Distributions	-	-	(72,005)	-	(72,005)
Net loss	-	-	(119,887)	-	(119,887)
Balance - December 31, 2005	40,000	4,000	(207,829)	-	(203,829)
Distributions	-	-	(37,000)	-	(37,000)
Common stock issued	4,444	184,500	-	(184,500)	-
Net income	-	-	151,505	-	151,505
Balance - December 31, 2006	44,444	$188,500	$(93,324)	$(184,500)	$(89,324)

See notes to consolidated financial statements.

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ATLANTIC SYSTEMS CORPORATION

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2006	2005
Cash flows from operating activities
Net income (loss)	$151,505	$(119,887)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Changes in assets and liabilities
Accounts receivable, net	(78,950)	(417,870)
Costs and estimated earnings in excess of billings on uncompleted contracts	233	(233)
Other long-term assets	-	1,920
Checks written in excess of bank balance	(32,816)	32,816
Accounts payable	(1,354)	77,970
Accrued expenses	(60,402)	134,117
Billings in excess of costs and estimated earnings	56,408	415,691
Deferred rent	2,376	1,673
	(114,505)	246,084
Net cash provided by operating activities	37,000	126,197
Cash flows from financing activities
Distributions	(37,000)	(72,005)
Net payments on line-of-credit	-	(69,972)
Net cash used in financing activities	(37,000)	(141,977)
Net increase (decrease) in cash	-	(15,780)
Cash - beginning of year	-	15,780
Cash - end of year	$-	$-

Supplemental disclosure of cash flow information:

        Cash paid for interest for the years ended December 31, 2006 and 2005 was $0 and $5,537, respectively.

Supplemental disclosure of non-cash activity:

During 2006, the Company entered into a note receivable with an unrelated third party to purchase 4,444 shares of common stock for $184,500 (Note 5).

See notes to consolidated financial statements.

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ATLANTIC SYSTEMS CORPORATION

Notes to Consolidated Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

Atlantic Systems Corporation was established as a Virginia S Corporation in February 2000. In June 2001, Point One, LLC became a fully owned subsidiary of Atlantic Systems Corporation. Point One, LLC is a provider of marketing and business development services on behalf of other companies to the federal government, as well as federal government program management and oversight. Its products include modeling/simulation tools, enterprise information management software and interactive media.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Atlantic Systems Corporation and its subsidiary, Point One, LLC (collectively, the "Company"). All intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, no balances of cash and cash equivalents exceeded the federally insured limit.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

At December 31, 2006, three customers accounted for 72% of accounts receivable and 44% of revenues. At December 31, 2005, the three customers accounted for 70% of accounts receivable and 75% of revenues.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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Revenue Recognition

The Company recognizes revenue on its time-and-materials contracts as billable time and expenses are incurred. On fixed price contracts, the Company uses the percentage-of-completion method to recognize revenue in accordance with the percentage of services completed, on a current cumulative cost to total cost basis, using a reasonably consistent profit margin over the period. If changes occur in the factors used to develop revenue or cost estimates, then revenue and cost estimates are revised accordingly, and these revisions are reflected in income in the period in which the facts that gave rise to that revision became known.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.

Income Taxes

The Company has elected to be treated as an S Corporation for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company's stockholders and no provisions for income taxes have been recorded on the accompanying financial statements.

Note 2 - Costs and Estimated Earnings on Uncompleted Contracts

The Company's costs and estimated earnings on uncompleted contracts consist of the following:

	December 31,
	2006	2005
Costs incurred on uncompleted contracts	$1,467,674	$2,050,959
Estimated earnings recognized	140,804	160,054
Less billings to date	(2,080,577)	(2,626,471)
	$(472,099)	$(415,458)

The estimated earnings on uncompleted contracts are included in the accompanying balance sheet under the following captions:

	December 31,
	2006	2005
Costs and estimated earnings in excess of billings on uncompleted contracts	$-	$233
Billings in excess of costs and estimated earnings	(472,099)	(415,691)
	$(472,099)	$(415,458)

Note 3 - Line-of-Credit

The Company has a $250,000 line-of-credit available with a bank with no termination date. Interest is at prime plus 1.0% (7.75% at December 31, 2006), payable monthly. The Company had no outstanding balance on this line-of-credit at December 31, 2006 or 2005.

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Note 4 - Commitments and Contingencies

Operating Leases

The Company leases approximately 3,900 square feet of office space under a non-cancelable operating lease that expires on June 30, 2008. Rent expense for the years ended December 31, 2006 and 2005 was $83,444 and $65,788, respectively.

Future minimum lease payments under these leases are approximately as follows:

Year Ending December 31,
2007	$134,170
2008	68,076
$202,246

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company.

Note 5 - Stockholder Note Receivable

During 2006, the Company entered into a note receivable with an unrelated third party to purchase 4,444 shares of common stock in Atlantic System Corporation for $184,500. The payment for the stock was in the form of a note receivable to the Company. The note requires an annual interest rate of 4.73% due annually on or before December 31 of each year. The entire outstanding principal balance and any unpaid interest is due on December 31, 2015.

Note 6 - Employee Benefit Plan

The Company has adopted a 401(k), which allows eligible employees to contribute a percentage of their salary up to a maximum allowable annually by the Internal Revenue Services. The Company matches the employee contribution to a maximum of 50% of the employees' contributions up to the annual maximum allowable. The Company made matching contributions of $55,055 and $42,510 during 2006 and 2005, respectively.

Note 7 - Subsequent Events

On March 22, 2007, 100% of the outstanding shares of the Company were acquired by another company.

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